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                                                                   Exhibit 10.17

                    [Letterhead of the Royal Bank of Canada]

PRIVATE AND CONFIDENTIAL

June 5, 2000

D.C. Food Processing Inc.
35 Northland Road
Waterloo, Ontario
N2V 1Y8

Dear Sir:

Further to our recent discussions, we are pleased to confirm the Credit Facilities described below, which are to supersede all previous letter agreements, subject to the following terms and conditions.

Definitions:      The definitions attached hereto in Schedule "A" are
                  incorporated in this agreement by reference as if set out in full herein.

Borrower:         D.C. FOOD PROCESSING INC. (the "Borrower").

Lender: Royal Bank of Canada (the "Bank"), through its Branch at 30 Duke St. W. 8th Floor, Kitchener, Ontario, N2H 3W5 (the "Branch of Account").

Credit
Facilities:       The Credit Facilities are available in the following segments in Canadian by way of:

                  SEGMENT (1): Term
                                   RBP Loans.

                  SEGMENT (2): Demand Instalment
                               RBP Loan.

                  SEGMENT (3): Lease line of credit/Equipment lease ("Leases").

                          (collectively the "Borrowings".)

Amounts:          SEGMENT (1): $   55,886.61
                  SEGMENT (2): $  593,016.20
                  SEGMENT (3): $1,500,000.00

Terms of
Segment (3):      The terms and conditions regarding Leases will be as outlined in separate agreements entered into by the Borrower with the
                  Bank.
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D.C. FOOD PROCESSING INC.                                          PAGE 2
                                                                   June 5, 2000
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Purpose:          SEGMENTS (1) and (2): Renewal of existing facilities.

Repayment:        SEGMENT (1): Borrowings are repayable by blended monthly
                               payments of $4,010.00 principal and interest, on the 9th day of each month, based on a 15 month amortization, with the balance due and payable on September 9, 2001.

                  SEGMENT (2): In the interim, and in the absence of a demand for payment, Borrowings are repayable by blended monthly payments of $6,810.00 principal and interest on the 5th day of each based on remaining 136 months amortization.

                               Notwithstanding compliance with the Covenants Section contained herein, Borrowings under this segment are repayable on demand.

Availability:     SEGMENTS (1) and (2) - Already drawn.

Interest
Rates & Fees:     SEGMENT (1):           Royal Bank Prime plus .75%.

                  SEGMENT (2):           RBP plus 1%.

Payment of
Interest & Fees:  RBP Loans

                  Interest on these loans shall be computed on the daily principal amounts outstanding, at the aforementioned rates, based on the actual number of days elapsed divided by 365, and shall be payable in arrears.

                  The yearly rates of interest to which the rates determined in accordance with this Payment of Interest and Fees section are equivalent, are the rates so determined multiplied by the actual number of days in the calendar year and divided by 365.

                  Overdue Payments

                  Any overdue payment in Canadian Dollars shall be deemed to be a RBP Loan with interest payable at RBP plus 5% per annum.

Other Fees:       Re-Negotiation Fee -

                  The Borrower acknowledges that fees may be levied for the re-negotiation of the amount, collateral security and/or the terms and conditions of this agreement during the currency of this agreement.

                  Nothing in this agreement shall be construed as obliging the Borrower to pay any interest, charges or other expenses as provided by this agreement or in any other security agreement related thereto in excess of what is permitted by law.

Collateral
Security:         (a)   The Banks form 812, Guarantee and Postponement of Claim
                        in the amount of $500,000. signed by International Menu
                        Solutions Inc. supported by a Director's Resolution.

                  (b) Form 917, Collateral 1st charge mortgage in the amount of $900,000 covering property located 35 Northland Road, Waterloo, Ontario.
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D.C. FOOD PROCESSING INC.                                          PAGE 3
                                                                   June 5, 2000
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                  (c)   The Bank's form 610, Cash Collateral Agreement in the
                        amount of $200,000. pledged by the Borrower.

                  (d) The Bank's form 918, Postponement of Claim, signed by International Menu Solutions Inc.

Life Insurance:   The Borrower acknowledges that loans are not life insured
                  under the Bank's Business Loan Insurance Plan.

Conditions
Precedent:        The obligation of the Bank to make available the Borrowings to the Borrower is subject to and conditional upon:

                  (1) Receipt by the Bank of a properly executed copy of this agreement;

                  (2) Receipt by the Bank of the within stipulated Collateral Security in form and substance satisfactory to the Bank, together with such corporate authorizations and legal opinions as the Bank may require.

Evidence of
Indebtedness:     The Bank shall open and maintain at the Branch of Account
                  accounts and records evidencing the Borrowings made available to the Borrower by the Bank under this agreement. The Bank shall record the principal amount of such Borrowings, the payment of principal and interest on account of the loans, and all other amounts becoming due to the Bank under this agreement.

                  The Bank's accounts and records constitute, in the absence of manifest error, prima facie evidence of the indebtedness of the Borrower to the Bank pursuant to this agreement.

                  The Borrower authorizes and directs the Bank to automatically debit, by mechanical, electronic or manual means, any bank account of the Borrower for all amounts payable under this agreement, including but not limited to, the repayment of principal and the payment of interest, fees and all charges for the keeping of such bank accounts.

Representations
and Warranties:   The Borrower represents and warrants to the Bank that:

                  (a) It is a corporation validly incorporated and subsisting under the laws of Ontario, and that it is duly registered or qualified to carry on business in all jurisdictions where the character of the properties owned by it or the nature of its business transacted makes such registration or qualification necessary;

                  (b) The execution and delivery of this agreement has been duly authorized by all necessary actions and does not violate any law or any provision of its constating documents or by-laws or any unanimous shareholders' agreement to which it is subject, or result in the creation of any encumbrance on its properties and assets except as contemplated hereunder; and

                  (c) All Potential Preferred Claims, i.e. claims that could rank ahead of the Bank's security, including employee source deductions, have been paid or remitted as required.
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D.C. FOOD PROCESSING INC.                                          PAGE 4
                                                                   June 5, 2000
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Non-Merger:       The provisions of this agreement shall not merge with any
                  security given by the Borrower to the Bank, but shall continue in full force for the benefit of the parties hereto.

Covenants:        The Borrower agrees:

                  (a)   To pay all sums of money when due under this agreement;

                  (b) To provide the Bank with the following reports on a annual basis, within 90 days of its fiscal year-end:

                        (i)   aged listing of accounts receivable;
                        (ii)  aged listed of accounts payable;
                        (iii) accountant prepared review engagement financial
                              statements; and
                        (iv) auditor prepared annual financial statements for International Menu Solutions Inc.;

                  (c) To give the Bank prompt notice of any breach of covenant any event which, with notice or lapse of time or both, would constitute an breach;

                  (d) To maintain the ratio of its total liabilities to Tangible Net Worth at not greater than 2.25:1. Total liabilities include all direct liabilities, but exclude deferred taxes; (tested annually);

                  (e) To maintain Debt Service Coverage Ratio of not less than 1.25:1; (tested annually);

                  (f) To refrain from declaring inter-company loans / dividends / bonuses, in excess of 50% of net income after tax and all debt servicing has been satisfied unless prior written permission has been received by the Bank;

                  (g) To file all material tax returns which are or will be required to be filed, to pay or make provision for payment of all material taxes (including interest and penalties) and other Potential Preferred Claims including the timely remittance of all employee source deductions which are or will become due and payable and to provide adequate reserves for the payment of any tax, the payment of which is being contested;

                  (h)   Not to dispose of shares of any of its subsidiaries;

                  (i) Not to grant, create, assume or suffer to exist any mortgage, charge, lien, pledge, security interest, including a purchase money security interest, or other encumbrance affecting any of its properties, assets or other rights;

                  (j) Not to sell, transfer, convey, lease or otherwise dispose of any part of its property or assets, without the prior written consent of the Bank, except in the ordinary course of business;

                  (k) Not to, directly or indirectly, guarantee or otherwise provide for, on a direct or indirect or contingent basis, the payment of any monies or performance of any obligations by any third party except as provided herein;
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D.C. FOOD PROCESSING INC.                                          PAGE 5
                                                                   June 5, 2000
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                  (l)   To give the Bank 30 days prior notice in writing of any
                        intended change in the ownership of its shares;

                  (m) To insure and to keep fully insured all properties customarily insured by companies carrying on a similar business;

                  (n) Not to change its name or merge, amalgamate or consolidate with any other corporation;

                  (o) To comply with all applicable environmental laws and regulations; to advise the Bank promptly of any Action Requests or Violation Notices (as such terms are defined under the Environmental Protection Act Ontario)) received concerning any of the Borrower's property; and to hold the Bank harmless for any costs or expenses which it incurs for any environment-related liabilities existent now or in the future with respect to the Borrowers property; and

                  (p) The Borrower hereby grants permission to any entity having information of the following nature to release to the Bank, solely for the purpose of assisting the Bank to evaluate the financial condition of the Borrower, all information in such entity's possession relating to "employee source deductions" that the Borrower may be required to make, including with respect to federal and Quebec income tax, the Canada Pension Plan, the Quebec Pension Plan, and employment insurance. The foregoing permission shall remain in force as long as (i) credit facilities from the Bank are at the Borrowers disposal; or (ii) any balance thereof remains outstanding.

Events of
Default: With respect to the Borrowings under SEGMENT (1), without limitation and notwithstanding the terms for repayment as recited herein, if any one or more of the following events has occurred and is continuing:

                  (a) The non-payment when due of principal, interest and any other amounts due under this agreement;

                  (b) The breach by the Borrower of any provisions of this agreement or any other agreement with the Bank;

                  (c) If any representation or warranty made herein shall be false or inaccurate in any materially adverse respect;

                  (d) If in the opinion of the Bank there is material adverse change in the financial condition, ownership, or operation of the Borrower;

                  (e) The breach at any time and in any material respect of the provisions of any applicable law, regulation, by-law, ordinance or work order of any lawful authority whether federal, provincial, state, municipal, local or otherwise, (including without restriction, those dealing with pollution of the environment and toxic materials or other environmental hazards, or public health and safety), affecting any property of the Borrower or any activity or operation carried out thereon; or
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D.C. FOOD PROCESSING INC.                                          PAGE 6
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                  (f)   If proceedings for the dissolution, liquidation or
                        winding-up of the Borrower or for the suspension of the operations of the Borrower are commenced, unless such proceedings are being actively and diligently contested by the Borrower in good faith, or in the event of the bankruptcy, liquidation, or general insolvency of the Borrower, or if a receiver or receiver-manager is appointed for all or any part of the business or assets of the Borrower;

                  Then the right of the Borrower to make further Borrowings under this agreement shall immediately terminate and the Bank may, by written notice to the Borrower, declare the Borrowings under this agreement to be immediately due and payable without further notice or demand.

Expenses:         The Borrow agrees to pay all of the Banks costs incurred from time to time in the preparation, negotiation and execution of this agreement and the collateral security, and any costs incurred in the operation or enforcement of this agreement or any other agreement entered into pursuant to this agreement.

GAAP: Unless otherwise provided, all accounting terms used in this agreement shall be interpreted in accordance with Canadian Generally Accepted Accounting Principles from time to time.

Severability:     If any provision of this agreement is or becomes prohibited or unenforceable in any jurisdiction, such prohibition or unenforceability shall not invalidate or render unenforceable the provision concerned in any other jurisdiction nor shall it invalidate, affect or impair any of the remaining provisions.

Governing Law:    This agreement shall be construed in accordance with and
                  governed by the laws of the Province of Ontario and of Canada applicable therein.

Acceptance:       This offer expires if not accepted by June 26 2000, unless extended in writing by the Bank.

If this agreement is acceptable, kindly sign and return the attached copy to the Bank.

Yours truly,


/s/ L. R. (Larry) Smith

L. R. (Larry) Smith
Account Manager

/js

We acknowledge and accept the within terms and conditions on this 6th day of JUNE 2000.

D.C. FOOD PROCESSING INC.


Per: /s/
    ------------------------------


Per: /s/
    ------------------------------
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                                  SCHEDULE "A"

Schedule "A" to the Letter Agreement dated the 5th day of June 2000, between D.C. Food Processing Inc. as the Borrower and Royal Bank of Canada as the Bank.

For purposes of the foregoing agreement, the following terms and phrases shall have the following meanings:

"Business Day" means a day on which the Branch of Account is open for business;

"Canadian Dollars" and "Cdn$" means lawful money of Canada;

"Debt Service Coverage Ratio" means the ratio of net income (before interest, depreciation and amortization) of the Borrower as reported in its financial statements for its fiscal year, prepared in accordance with GAAP, to interest and principal payments for that year;

"Potential Preferred Claims" means amounts that may from time to time be owing for wages, employee deductions, sales tax, excise tax, income tax, worker's compensation, Government royalties, pension fund obligations, overdue rents or taxes including Business Taxes and any other claims which would effectively rank in priority to any of the Bank's security, including without limitation, any claims arising under the Bankruptcy and Insolvency Act;

"RBP" means the annual rate of interest announced by the Bank from time to time as being a reference rate then in effect for determining interest rates on Canadian Dollar commercial loans in Canada;

"Tangible Net Worth" means the aggregate of stated capital, retained earnings, and debt, repayment of which is formally postponed and assigned to the Bank less amounts invested in or owed by other Persons (other than trade accounts receivable meeting normal terms) and less goodwill, leasehold improvements, deferred costs and other assets normally regarded as intangible under GAAP in Canada;